EXHIBIT 23(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 6, 2004 accompanying the consolidated financial statements included in the Annual Report of Unitil Corporation and subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Unitil Corporation on Form S-8 relating to the Unitil Corporation 2003 Restricted Stock Plan.

                                       /s/ Grant Thornton LLP











Boston, Massachusetts
April 27, 2004